Exhibit 99.1

            MIDSOUTH BANCORP, INC. REPORTS 1ST QUARTER EARNINGS

    LAFAYETTE, La., April 26 /PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (Amex: MSL) announced first quarter 2006 earnings of $1,819,000, a decrease of $104,000 from the $1,923,000 earned in the first quarter of 2005 and an increase of $143,000 from the $1,676,000 earned in the fourth quarter of 2005. Basic earnings per share were $.37 for the quarter ended March 31, 2006, compared to $.39 per share reported for the first quarter of 2005 and $.34 for the fourth quarter of 2005. Diluted earnings per share were $.36 for the first quarter of 2006 compared to $.38 per share for the first quarter of 2005 and $.33 for the fourth quarter of 2005.

    Earnings decreased in the first quarter of 2006 in comparison to the first quarter of 2005 primarily due to the net after-tax effect of non-recurring non-interest income from a $538,000 distribution received from PULSE EFT Association in the first quarter of 2005, partially offset by a $102,000 write-down on a branch facility in the same quarter, producing a net after-tax effect of approximately $288,000. Net of the $288,000, first quarter 2006 earnings improved by $184,000 in quarterly comparison despite increased expenses related to five new retail branch offices added in the past eight months.

    Highlights for the Quarter Ended March 31, 2006

     * Return on average equity was 13.74% for the first quarter of 2006 compared to 15.79% for the first quarter of 2005. Net of the $288,000 after-tax effect of non-recurring items, the first quarter 2006 return on average equity of 13.74% reflects improvement over an adjusted return on average equity for the first quarter of 2005 of 13.43%. The leverage capital ratio was 8.48% at March 31, 2006 compared to 8.96% at March 31, 2005.

     * Net interest income totaled $7,397,000 for the first quarter of 2006, up 15.1% from the $6,425,000 reported for the first quarter of 2005. Net interest income increased primarily due to a $93.1 million or 16.7% increase in the average volume of earning assets in quarterly comparison. The impact of increased interest income earnings from the higher volume of earning assets was partially offset by a $58.7 million or 14.3% increase in the volume of interest-bearing deposits coupled with a 100 basis point increase in the average cost of interest-bearing deposits between the two quarters compared.

     * Total consolidated assets increased $49.7 million or 7.1%, from $698.8 million at December 31, 2005 to $748.6 million at March 31, 2006. Total loans grew $8.4 million or 1.9%, from $442.8 million at December 31, 2005 to $451.2 million at March 31, 2006, primarily in commercial and real
estate credits.   Total deposits grew $49.4 million or 7.9%, from
$624.9 million at December 31, 2005 to $674.3 million at March 31, 2006. Of the $49.4 million growth in deposits, $45 million was in interest bearing deposits, primarily in Platinum money market and checking accounts. The Platinum money market and checking accounts offer competitive rates of interest that adjust to changes in market rates. Additionally, the core non-interest bearing deposits have continued to grow and approximate 27% of total deposits at March 31, 2006.

     * Nonperforming assets, including loans 90 days or more past due, totaled $1.9 million at March 31, 2006 compared to $1.4 million at March 31, 2005 and $3.4 million at December 31, 2005. The increase of $.5 million in the first quarter of 2006 as compared to the first quarter of 2005 resulted primarily from an increase in loans past due 90 days and over, partially offset by decreases in other real estate owned and other foreclosed assets in quarterly comparison.

    The improvement in nonperforming assets from December 31, 2005 to March 31, 2006 resulted primarily from the removal of two past due government-guaranteed loans totaling $1.1 million from the loans past due 90 days or more. The two loans were paid out in the first quarter of 2006.

    As a percentage of total assets, nonperforming assets increased to .26% at March 31, 2006, up from .22% at March 31, 2005 and down from .49% at
December 31, 2005. Charge-off volume decreased with net charge-offs to total loans at .01% compared to .03% and .11% for the same periods, respectively.

    Components of First Quarter Earnings

    Net interest income for the first quarter of 2006 increased 15% or $972,000 over the first quarter of 2005 due primarily to a 16.7% increase in
the average volume of earning assets in quarterly comparison.   Non-interest
income decreased from first quarter 2005 to first quarter 2006 by $579,000, primarily due to the $538,000 PULSE distribution. First quarter 2006 non-interest expenses, excluding the $102,000 write-down of a branch facility in the first quarter of 2005, increased $645,000 or 9.4% compared to first quarter 2005 due primarily to increases in salary and benefit costs and occupancy expenses associated with five new retail locations. Three of the new retail offices opened late in the third quarter of 2005, the new Houma office opened in November 2005, and the ninth Lafayette office opened in early March 2006.

    Total interest income from loans and investment securities increased
$2.4 million for the first quarter of 2006 compared to 2005, primarily due to a 13.7% increase in average loan volume and a 6.9% increase in the average volume of investment securities between the two quarters compared. Additionally, yields on loans improved 75 basis points and the taxable-equivalent yield on investment securities increased 31 basis points in quarterly comparison. Yields improved as the Prime rate increased 200 basis points over the past twelve months and adjusted the rates on approximately one-third of MidSouth Bancorp's loan portfolio that floats with changes in Prime.

    The $2.4 million increase in interest income was partially offset by a $1.4 million increase in interest expense. Interest expense increased due to a 100 basis point increase in the average rate paid on interest-bearing deposits and a 14.3% increase in the average volume of interest-bearing deposits between the two quarters reviewed. The 100 basis point increase in the average rate paid on interest-bearing deposits reflects the competitive rates paid on the Platinum deposit accounts that adjust to changes in market rates of interest.

    MidSouth Bancorp's investment in executing its plan to grow the franchise is reflected in six new retail stores scheduled to open over the next twelve months to service MidSouth Bank and Lamar Bank customers. Two retail stores are planned for the Baton Rouge market and scheduled for September and December 2006. A new retail store in Thibodaux and a second store in Lake Charles are scheduled for October 2006. In the Texas markets, a second Lamar Bank retail store location for the Conroe, Texas market is scheduled to open in November 2006 and management is working on site selection for a second retail store in the College Station market. Costs associated with opening these six new stores, in addition to the five opened in the past eight months, will directly impact earnings throughout 2006 and any substantial contributions to income will not be reflected until 2007.

    MidSouth Bancorp, Inc. is a two-bank holding company headquartered in Lafayette, Louisiana whose wholly-owned active subsidiaries are MidSouth Bank, N.A., also headquartered in Lafayette, and Lamar Bank, headquartered in Beaumont, Texas. The MidSouth franchise consists of 29 banking offices throughout south Louisiana and southeast Texas.

    MidSouth's common stock is traded on the American Stock Exchange under the symbol MSL. The Private Securities Litigation Act of 1995 provides a safe harbor for disclosure of information about a company's anticipated future financial performance. This act protects a company from unwarranted litigation if actual results differ from management expectations. This press release reflects management's current views and estimates of future economic circumstances, industry conditions, MidSouth's performance and financial results. A number of factors and uncertainties could cause actual results to differ from anticipated results and expectations.

MIDSOUTH BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
(in thousands except per share data)

                                                                                For The
                                         For The Quarter                       Qtr Ended
                                         Ended March 31,                        Dec. 31,
                                    -------------------------        %        -----------        %
                                       2006          2005           Chg          2005           Chg
                                    -----------   -----------   -----------   -----------   -----------
EARNINGS DATA
Total interest income               $    11,035   $     8,637          27.8%  $    10,703           3.1%
Total interest expense                    3,638         2,212          64.5%        3,142          15.8%
Net interest income                       7,397         6,425          15.1%        7,561          -2.2%
Provision for loan losses                   320           314           1.9%          300           6.7%
Non-interest income                       2,843         3,422         -16.9%        2,816           1.0%
Non-interest expense                      7,496         6,953           7.8%        7,867          -4.7%
Provision for income tax                    605           657          -7.9%          534          13.3%
Net income                          $     1,819   $     1,923          -5.4%  $     1,676           8.5%
PER COMMON SHARE DATA
Basic earnings per share            $      0.37   $      0.39          -5.3%  $      0.34           8.8%
Diluted earnings per share          $      0.36   $      0.38          -5.7%  $      0.33           9.1%

Book value at end of period         $     10.84   $     10.03           8.1%  $     10.74           0.9%
Market price at end of period       $     28.65   $     24.45          17.2%  $     26.99           6.2%
Weighted avg shares
 outstanding
   Basic                              4,941,290     4,885,093           1.2%    4,925,887           0.3%
   Diluted                            5,079,759     5,083,027          -0.1%    5,072,632           0.1%
AVERAGE BALANCE SHEET DATA
Total assets                        $   717,159   $   615,609          16.5%  $   683,183           5.0%
Earning assets                          650,252       557,170          16.7%      616,347           5.5%
Loans and leases                        443,610       390,098          13.7%      438,002           1.3%
Interest-bearing deposits               468,757       410,083          14.3%      444,310           5.5%
Total deposits                          642,368       536,747          19.7%      608,063           5.6%
Total stockholders'
 equity                                  53,706        49,380           8.8%       52,695           1.9%

                                     03/31/2006    03/31/2005                  12/31/2005
                                     ----------    ----------                  ----------
SELECTED RATIOS
Return on average assets                   1.03%         1.27%        -18.8%         0.97%          5.7%
Return on average
 total equity                             13.74%        15.79%        -13.0%        12.62%          8.9%
Return on average
 realized equity (A)                      13.46%        15.87%        -15.2%        12.41%          8.5%
Average equity
 to average assets                         7.49%         8.02%         -6.6%         7.71%         -2.9%
Leverage capital ratio                     8.48%         8.96%         -5.4%         8.75%         -3.1%
CREDIT QUALITY
Allowance for loan losses
 as a % of total loans                     1.03%         1.04%         -1.0%         0.98%          5.1%
Nonperforming assets
 to total assets                           0.26%         0.22%         18.2%         0.49%        -46.9%
Net YTD charge-offs
 to total loans                            0.01%         0.03%        -68.8%         0.11%        -90.9%

(A)  Excluding net unrealized gain (loss) on securities available for sale.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                          Period Ended                                  Period Ended
                                    --------------------------                   --------------------------
                                      Mar. 31,       Dec. 31,          %          Sept. 30,       Mar. 31,
BALANCE SHEET                          2006           2005            Chg           2005           2005
---------------------------------   -----------    -----------    -----------    -----------    -----------
Assets
Cash and cash equivalents           $    66,750    $    52,437           27.3%   $    27,733    $    37,988
Securities available-for-sale           165,411        139,429           18.6%       133,917        135,209
Securities held-to-
 maturity                                18,368         19,611           -6.3%        20,086         21,930
     Total investment
      securities                        183,779        159,040           15.6%       154,003        157,139
Total loans                             451,162        442,794            1.9%       434,478        390,981
Allowance for loan losses                (4,652)        (4,355)           6.8%        (4,211)        (4,053)
     Loans, net                         446,510        438,439            1.8%       430,267        386,928
Premises and equipment                   27,003         23,606           14.4%        21,680         20,273
Goodwill and other
 intangibles                             10,174         10,257           -0.8%        10,454         10,604
Other assets                             14,344         15,036           -4.6%        15,344         10,355

     Total assets                   $   748,560    $   698,815            7.1%   $   659,481    $   623,287

Liabilities and
  Stockholders' Equity
Non-interest bearing
 deposits                           $   182,324    $   177,946            2.5%   $   148,895    $   132,131
Interest bearing deposits               492,055        446,992           10.1%       437,509        415,084
   Total deposits                       674,379        624,938            7.9%       586,404        547,215
Securities sold under
 agreements to repurchase
 and FHLB borrowings                      2,911          1,732           68.1%         2,191          8,874
Junior subordinated
 debentures                              15,465         15,465            0.0%        15,465         15,465
Other liabilities                         2,159          3,494          -38.2%         3,045          2,638
    Total liabilities                   694,914        645,629            7.6%       607,105        574,192
Total shareholders' equity               53,646         53,186            0.9%        52,376         49,095
    Total liabilities and
     shareholders' equity           $   748,560    $   698,815            7.1%   $   659,481    $   623,287

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                          Three Months Ended
                                               March 31,                            Year Ended
                                      ---------------------------        %           Dec. 31,
INCOME STATEMENT                          2006           2005           Chg           2005
-----------------------------------   ------------   ------------   ------------   ------------
Interest income                       $     11,035   $      8,637           27.8%  $     38,555
Interest expense                             3,638          2,212           64.5%        10,787
     Net interest income                     7,397          6,425           15.1%        27,768
Provision for loan losses                      320            314            1.9%           980
Service charges on deposit accounts          1,927          2,133           -9.7%         8,283
Other charges and fees                         916          1,289          -28.9%         3,967
     Total non-interest income               2,843          3,422          -16.9%        12,250
Salaries and employee benefits               3,786          3,203           18.2%        13,823
Occupancy expense                            1,486          1,255           18.4%         5,615
Intangible amortization                         82            134          -38.8%           483
Other non-interest expense                   2,142          2,361           -9.3%         9,405
     Total non-interest expense              7,496          6,953            7.8%        29,326
Income before income taxes                   2,424          2,580           -6.0%         9,712
Provision for income taxes                     605            657           -7.9%         2,438
Net income                            $      1,819   $      1,923           -5.4%  $      7,274

Earnings per share, diluted           $       0.36   $       0.38           -5.7%  $       1.44

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                         First           Fourth          Third           Second          First
INCOME STATEMENT                        Quarter         Quarter         Quarter         Quarter         Quarter
Quarterly Trends                          2006            2005            2005            2005            2005
-----------------------------------   ------------    ------------    ------------    ------------    ------------
Interest income                       $     11,035    $     10,703    $      9,882    $      9,333    $      8,637
Interest expense                             3,638           3,142           2,957           2,476           2,212
     Net interest income                     7,397           7,561           6,925           6,857           6,425
Provision for loan losses                      320             300             300              66             314
Net interest income after
 provision for loan losses                   7,077           7,261           6,625           6,791           6,111
Total non-interest income                    2,843           2,816           2,840           3,170           3,422
Total non-interest expense                   7,496           7,867           7,319           7,187           6,953
Income before income taxes                   2,424           2,210           2,146           2,774           2,580
Income taxes                                   605             534             512             734             657
Net income                            $      1,819    $      1,676    $      1,634    $      2,040    $      1,923

Earnings per share, basic             $       0.37    $       0.34    $       0.33    $       0.42    $       0.39
Earnings per share, diluted           $       0.36    $       0.33    $       0.32    $       0.41    $       0.38
Book value per share                  $      10.84    $      10.74    $      10.66    $      10.49    $      10.03
Return on Average Equity                     13.74%          12.62%          12.51%          16.26%          15.79%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

                                              Period Ended                                   Period Ended
                                      ----------------------------                   ----------------------------
                                        Mar. 31,        Mar. 31,          %            Dec. 31,       Sept. 30,
Asset Quality Data                        2006            2005           Chg             2005            2005
-----------------------------------   ------------    ------------    ------------   ------------    ------------
Nonaccrual loans                      $        672    $        596            12.8%  $        660    $      2,125
Loans past due 90 days
 and over                                    1,127             276           308.3%         2,511             561
Total nonperforming loans                    1,799             872           106.3%         3,171           2,686
Other real estate owned                         68             246           -72.4%            98             111
Other foreclosed assets                         54             235           -77.0%           176             154
Total nonperforming assets            $      1,921    $      1,353            42.0%  $      3,445    $      2,951

Nonperforming assets to
 total assets                                 0.26%           0.22%           19.8%          0.49%           0.45%
Nonperforming assets to
  total loans + OREO + other
  foreclosed assets                           0.43%           0.35%           22.9%          0.78%           0.68%
ALL to nonperforming assets                 242.16%         299.56%          -19.2%        126.42%         142.70%
ALL to nonperforming loans                  258.59%         464.79%          -44.4%        137.34%         156.78%
ALL to total loans                            1.03%           1.04%           -0.5%          0.98%           0.97%

Year-to-date charge-offs              $        132    $        144            -8.3%  $        702    $        482
Year-to-date recoveries                        109              32           240.6%           226             164
Year-to-date net charge-offs          $         23    $        112           -79.5%  $        476    $        318
Net YTD charge-offs to
 total loans                                  0.01%           0.03%          -82.5%          0.11%           0.07%

SOURCE  MidSouth Bancorp, Inc.
    -0-                             04/26/2006
    /CONTACT: investor relations, Sally Gary, +1-337-267-4202, or sallyg@midsouthbank.com , or Teri Stelly, Controller, +1-337-267-4208, or
C. R. Rusty Cloutier, President, +1-337-267-4201, or +1-337-962-9930, all of
MidSouth Bancorp, Inc./
    (MSL)